Exhibit 10.12

Vast Solar, Australia

EXCLUSIVITY AND CONFIDENTIALITY AGREEMENT

This Agreement is made the 28th day of August 2017.

BETWEEN:

(1)	VAST SOLAR PTY LIMITED a company incorporated under the laws of Australia, having its registered office at [***] (“Vast Solar”)

(2)	Doosan Skoda Power s.r.o., a company organized and existing under the laws of the Czech Republic, having its Registered Office at [***], registered in the Commercial Register kept by the Regional Court in Pilsen, Czech Republic, in Section C, insert 24733, (“Skoda”), each hereinafter referred to as a “Party” or together as the “Parties”.

WHEREAS:

A.	Skoda is a qualified steam turbine specialist and has gained experience in the design of turbines, power islands and related auxiliaries.

B.	Vast Solar has researched, designed and developed technology for concentrating solar thermal power (“CSP”) generation plant, undertaken field trials and performed basic demonstration of the Vast Solar CSP technology.

C.	Vast Solar and Skoda have collaborated since 2012 to develop concepts for low- cost deployment of CSP power plants using Vast Solar and Skoda technology and services, with the objective of delivering CSP solutions at world-leading cost.

D.	Vast Solar has constructed the Jemalong Solar Station Pilot plant, a 1.1MWe (6MWth) concentrating solar thermal power generation plant at Jemalong NSW, Australia (“JSS Pilot”), commissioning of which is scheduled to be finalised by the end of 2017.

E.	Vast Solar is also developing the 30 MW JSS No. 1 Hallidays power project in Australia (the “Project”).

F.	Vast Solar has secured grant funding (the “Grant Funds”) from the Australian Renewable Energy Agency (“ARENA”), debt funding from the Clean Energy Finance Corporation (“CEFC”) and commitments for project equity for the Project, and is in advanced stages of planning, grid connection and engineering design for the Project.

G.	Vast Solar intends to place a firm order with Skoda for supply of the power block for the Project, and as at the date of this Agreement the Parties are progressing discussions to confirm the contractual terms (“Contract”) of such supply.

H.	Commissioning of the JSS Pilot and achievement of performance criteria according to defined testing protocols (“Testing plan”) are conditions to be satisfied in order for Vast Solar to access the Grant Funds, debt funds and equity investment for the Project. Completion of the Testing Plan is therefore a critical gateway to confirm the order for the power block for the Project.

I.	Vast Solar and Skoda have agreed that Skoda will support Vast Solar:

a)	By providing support and assistance for commissioning and trouble-shooting of the JSS Pilot to bring the JSS Pilot to full operation at the earliest possible time,

b)	To complete the Testing Plan and documentation of results and analysis of the Testing Plan;

Vast Solar, Australia

c)	By providing engineering expertise and advice in relation to the Project, including optimization of thermal storage design and integration of thermal storage and steam cycles, and limited training of Vast Solar personnel in the use of software and systems for design, modeling, technical documentation and engineering project management; and

d)	By seeking export funding from the Czech Export bank for all or part of Skoda’s scope of supply in relation to the Project.

J.	In consideration for Skoda’s assistance as described in Recital I, Vast Solar has agreed to grant to Skoda an exclusive right of supply for the Project and for the 100MW turbine capacity (in aggregate, 130MWe capacity) of CSP projects executed by Vast Solar.

K.	This Agreement sets out the terms agreed between the Parties in relation to these matters.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless the context otherwise requires, the following expressions shall have the meanings hereby assigned to them:

“Affiliate” means, as to any person, any other person that:

(a)	controls, directly or indirectly, such person; or

(b)	is controlled, directly or indirectly, by such person; or

(c)	is directly or indirectly controlled by a person that directly or indirectly controls such person.

For the purposes of this definition, the term “control” (including the term “controlled by”) means:

(i)	ownership or control (whether directly or otherwise) of 50% or more of the equity share capital, voting capital or the like of the controlled entity; or

(ii)	ownership of equity share capital, voting capital or the like by contract or otherwise conferring control of, power to control the composition of, or power to appoint 50% or more of the members of the board of directors, board of management or other equivalent or analogous body of the controlled entity.

“Confidential Information” means any information and data and any interpretation thereof, including, but not limited to, any kind of business, commercial or technical information or data disclosed between the Parties in connection with the Works, Grant Funds, Contract, JSS Pilot or Project, irrespective of the medium in which such information or data is embedded and irrespective of the orally or visually disclosure of the information or data.

The following information shall not be considered as Confidential Information for the purposes of this Agreement:

(a)	information which is already lawfully known to the receiving Party or its Affiliates at the date of disclosure under no obligation of confidentiality;

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(b)	information which is in the public domain or enters into the public domain except by breach of Clause 3 hereinbelow;

(c)	information which becomes available to the receiving Party or its Affiliates through a third party which having the full right to disclose it on a non-confidential basis;

(d)	information which is developed independently by the receiving Party without the use of the Confidential Information; or

(e)	information which is required to be disclosed by the receiving Party or its Affiliates by law or by any government, statutory or regulatory body or to comply with the rules of a recognised stock exchange or by order of a court or other tribunal of competent jurisdiction, provided that the Party required to disclose the Confidential Information shall notify the disclosing Party of the Confidential Information to be disclosed (and of the circumstances in which the disclosure is alleged to be required) as early as reasonably possible before such disclosure is to be made and shall take all reasonable action to avoid and limit such disclosure.

Confidential Information shall include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof. Any information and data shall be deemed to be confidential irrespective of whether the information or data is expressly marked as “Confidential”.

“Effective Date” means the latest date of signature of this Agreement.

“Effective Period” means (i) the period of 2 years from the date of this Agreement; or (ii) the period commencing on the Effective Date and ending on the date when the binding terms of supply between the Parties for not less than (in aggregate) 130MWe turbine capacity have been signed; whichever occurs later.

“Permitted Purpose” has the meaning given to it in Clause 3.1.1.

“Sub-contract” has the meaning given to it in Clause 4.1.4

“Works” means works for the supply, installation and commissioning of a turbine-generator solution for the Project.

1.2	Interpretation

In this Agreement:

1.2.1.	reference to Clauses in this Agreement are to clauses of this Agreement, unless the context otherwise requires;

1.2.2.	words indicating the singular also include the plural and words indicating the plural also include the singular, save where the context otherwise requires;

1.2.3.	provisions including the word “agree”, “agreed” or “agreement” require the agreement to be either in writing or recorded in writing (before or after the agreement);

1.2.4.	“written” or “in writing” means hand-written, type-written, printed or electronically made, and resulting in a record with an electronic signature or confirmation of receipt;

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1.2.5.	reference to a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency (in each case, whether or not having separate legal personality);

1.2.6.	periods of time are calculated from the day after receipt of the relevant instruction or other action requiring an activity to commence.

2.	Exclusivity

2.1	Vast Solar undertakes to Skoda that, unless otherwise agreed in writing between the Parties, on and from the Effective Date:

2.1.1.	it shall (and shall procure that its Affiliates shall):

2.1.1.1.	grant to Skoda the first right to secure commercial terms for the supply of the power block (including turbine, generator and all auxiliary systems) for the Project and a further 100MW of CSP projects executed by Vast Solar (such projects to be agreed between the parties), subject to clause 2.1.3,

2.1.1.2.	for the Effective Period, procure that any negotiations with any person other than Skoda regarding supply of the power block for the Project or the Works are discontinued immediately;

2.1.1.3.	during the Effective Period, cooperate exclusively with Skoda in connection with the supply of the power block for the Project and related Works; and

2.1.2.	during the Effective Period it shall not (and shall procure that its Affiliates shall not) directly or indirectly:

2.1.2.1.	invite any bid, tender, proposal or other offer for the Works to, nor seek to work with, any person other than Skoda or solicit, initiate or engage in any separate discussions or negotiations with a person different from Skoda, regarding the Project or the Works;

2.1.2.2.	assist any person to submit a bid, tender, proposal or other offer for the Works.

2.1.3.	In order to exercise its rights under this Agreement, Skoda must:

2.1.3.1.	Use all reasonable endeavours to ensure that the contract cost and terms proposed by Skoda for any supply of equipment or services to Vast Solar is equivalent to the best price Skoda would offer if Skoda was participating in a competitive tender for the supply;

2.1.3.2.	If requested to do so, provide reasonable access to Vast Solar to information to enable Vast Solar and its financiers and project investors to verify that the price and terms proposed conform to clause 2.1.3.1; and

2.1.3.3.	Act in good faith, and in the Parties’ shared best interests, with the objective of offering highly competitive pricing which assists in securing rights to develop the relevant project for which Vast Solar is seeking Skoda’s supply.

2.1.4.	Notwithstanding clauses 2.1.1 - 2.1.3, Vast Solar may seek indicative proposals from the comparable third parties for supply of the turbine-generator solution for a project if, in Vast Solar’s opinion (acting reasonably), Skoda’s proposed price and terms do not conform with clause 2.1.3 in relation to a particular supply.

Vast Solar, Australia

2.2	In exchange for Vast Solar’s agreement in clause 2.1, Skoda agrees and undertakes to Vast Solar that, unless otherwise agreed in writing between the Parties, on and from the Effective Date:

2.2.1.	it shall provide support and assistance to Vast Solar, up to the limit of man-hours described in clause 2.2.2, in relation to the following activities:

2.2.1.1.	planning and commissioning of the JSS Pilot and completing of the Testing Plan, documentation and analysis of results from commissioning and the Testing Plan;

2.2.1.2.	Advice, assistance with scheduling and sequencing of tasks, methods for testing and documentation, document templates (in English) experienced plant commissioning personnel at Jemalong for a period to be agreed

2.2.1.3.	By providing engineering support including basic and detailed design, expertise and advice to complete the full design and specification for the Project to RFQ stage, including supporting optimization and completion of the thermal storage design and integration of thermal storage and steam cycles. This may be achieved by Skoda working with Vast Solar- employed/contracted TES specialist based in EU. This would be completed either fully by Skoda in-house engineering resource or combined with external engineering resources.

2.2.1.4.	As part of the activity under 2.2.1.3 above Skoda will provide on-job training of Vast Solar personnel in the use of software and systems for design, modeling, technical documentation and engineering project management. In addition, Skoda would assist Vast Solar in activities leading to obtaining further funding from EU/CZ funds.; and

2.2.1.5.	Work with Vast Solar to apply for and seek approval of export funding from the Czech Export bank to provide debt finance for all or part of Skoda’s scope of supply in relation to the Project and in relation to the following 100MW supply envisaged under the terms of this Agreement up to the following limits:

A.	Senior engineers (team leaders, supervisors) - up to 200 man-hours

B.	Junior engineers - up to 300 man-hours

2.2.2.	it shall not (and shall procure that its Affiliates shall not) directly or indirectly:

2.2.2.1.	submit any bid, tender, proposal or other offer in relation to any project in competition with Vast Solar, nor solicit, initiate or engage in any separate discussions or negotiations with a person different from Vast Solar regarding the Project, the Works or any other project;

2.2.2.2.	assist any person to submit a bid, tender, proposal or other offer for the Works.

Vast Solar, Australia

3.	CONFIDENTIALITY

3.1	Use of Confidential Information

3.1.1.	Throughout the continuance of this Agreement and for five years following its termination the Parties agree to keep all Confidential Information confidential and to use it only for the purpose in relation with the Project. In the event the Grant Funds are awarded to Vast Solar, the Parties shall also use such Confidential Information only and exclusively for the purpose of negotiating the Contract and the Sub-Contract and executing the Works (the “Permitted Purpose”).

3.1.2.	Subject to Clause 3.1.3, the recipient Party may not disclose any Confidential Information to a third party without the prior written consent of the disclosing Party.

3.1.3.	The receiving Party may disclose the Confidential Information to:

3.1.3.1.	its employees, directors, agents and officers or any Affiliate and its respective employees, directors, agents and officers; or

3.1.3.2.	its professional advisers and consultant, directly connected with the Permitted Purpose to the extent reasonably necessary for the proper performance of their duties or services in relation to the Permitted Purpose.

3.1.3.3.	Skoda’s sub-suppliers to the extent necessary to obtain offers and execute contracts for goods and services to be sub-contracted by Skoda.

3.2	Public Announcements

No Party shall make any release or announcement relating to the Works, the Contract or the Project without the prior written approval of the other Party.

3.3	Intellectual Property

Nothing contained herein shall be construed as transferring ownership of or granting any form of license in relation to any patent, trade-mark, design, copyright, know-how, software or other intellectual property right to the other Party save as stated herein.

4.	TERMINATION AND EXPIRY

4.1	This Agreement shall terminate upon the occurrence of the earlier of the following:

4.1.1.	The last day of the Effective Period;

4.1.2.	the signing of binding terms of supply between the Parties for not less than (in aggregate) 130MWe turbine capacity

4.1.3.	the Parties mutually agree to terminate this Agreement.

4.2	Upon the occurrence of the first of any of the events referred to in Clause 4.1, this Agreement shall, save as set out in Clauses 3 and 4.3, automatically cease and be considered terminated.

4.3	Notwithstanding anything contained in this Agreement, termination of this Agreement shall not affect the rights and liabilities of the Parties accrued prior to the date of termination. The rights and obligations of the Parties under Clause 3 shall survive termination of this Agreement and shall remain in full force and effect for five (5) years after the date of termination.

Vast Solar, Australia

5.	LIMITATION OF LIABILITY

Except in case of Party’s breach of its obligations stated under the Clause 2, and without limiting the terms of any contract for supply made between the Parties, no Party shall be liable to the other Party by virtue of this Agreement for loss of contract, loss of business opportunity, or for any special, incidental, indirect or consequential loss or damage, or for any loss of profit or anticipated profit or loss of production.

6.	NO PARTNERSHIP

6.1	Nothing contained in this Agreement shall create or be construed as creating any partnership, agency, employment, or any other form of business or fiduciary relationship between the Parties.

6.2	No Party shall incur or commit to any obligation on behalf of the other Party without obtaining the prior written consent of such Party.

7.	ENTIRE

This Agreement contains the entire agreement between the parties as to the subject matter of this Agreement and all earlier negotiations, representations, warranties, understandings and agreements, whether oral or written, between the parties relating to the subject matter of this Agreement are merged in and superseded by this Agreement.

8.	COSTS

Each Party shall bear all costs and expenses incurred by it under or in connection with this Agreement.

9.	ASSIGNMENT

No Party may assign or transfer this Agreement nor any right or obligation or interest hereunder without the prior written consent of the other Party. Any assignment or transfer without such prior written consent shall be null and void.

10.	NOTICES

10.1	Any communication or notice made hereunder shall be made in writing in English and shall be given by personal delivery, by recorded post, special delivery or by e-mail to the following addresses:

To Vast Solar:

Postal address:

[***]

[***]

[***]

In relation to any matters:

Name: Craig Wood

Position: CEO

e-mail: [***]

To Skoda:

Postal address:

Doosan Skoda Power s.r.o.

[***]

[***]

[***]

[***]

Vast Solar, Australia

In relation to technical matters:

Name: Michal Sarpong

Position: Technical Project Manager

e-mail: [***]

In relation to proposal matters:

Name: [***]

Position: Proposal Manager

e-mail: [***]

In relation to commercial matters:

Name: Jaroslav Hejl

Position: Head of Sales for Asia

e-mail: [***]

11.	NOT USED

12.	DISPUTES

Any disagreement, dispute or claim arising out of or in connection with this Agreement, including those concerning the existence, performance, breach, termination or invalidity of this Agreement, if not resolved through amicable agreement of the Parties within sixty (60) days after the date when one Party first notifies the other Party of any such disagreement, dispute or claim, shall be finally and exclusively resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce.

The seat of the arbitration shall be in London, UK.

The arbitral tribunal shall comprise of three arbitrators appointed in accordance with such rules.

Any arbitration award in respect of any dispute shall be final and binding on the Parties.

The Arbitration shall be held in English.

13.	GOVERNING LAW

This Agreement shall be governed by and interpreted and construed in accordance with the laws of England and Wales.

14.	WAIVER

No waiver of any provision of this Agreement shall constitute a waiver or precedent in respect of that or any other provision at any other time or by any other Party.

No waiver of any term of this Agreement shall be valid unless it is in writing and signed by the Party by whom it is given.

15.	COUNTERPARTS

This Agreement may be executed in two counterparts.

Vast Solar, Australia

16.	AMENDMENTS

Any variation of the terms of this Agreement shall be binding only if it is made in writing signed by or on behalf of each of the Parties by a duly authorized representative.

17.	SEVERABILITY

If any provision of this Agreement is or becomes invalid that shall not affect the validity of any other provision of this Agreement.

Vast Solar, Australia

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first set forth above.

VAST SOLAR PTY LIMITED

Craig Wood
(Name)

/s/ Craig Wood 28 August 2017
(Signature and Date)

Director and CEO
(Title)

Doosan Skoda Power, s.r.o.

(Name)

(Signature and Date)

(Title)

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